Exhibit 99.2


                 Rogers Corporation Appoints New Board Director


    ROGERS, Conn.--(BUSINESS WIRE)--June 22, 2005--Rogers Corporation (NYSE:ROG) today announced that its Board of Directors has appointed Charles. M. Brennan III to serve as a member of the Company's Board.
    Mr. Brennan retired as Chairman and Chief Executive Officer of MYR Group Inc. (formerly NYSE:MYR) in 2000. Currently he serves on the Board of Directors at Dycom Industries, Inc. (NYSE:DY) where he is Chairman of the Audit Committee.
    Rogers Corporation, headquartered in Rogers, CT, U.S.A., develops and manufactures high-performance specialty materials, which serve a diverse range of markets including: portable communication devices, communication infrastructure, consumer products, computer and office equipment, ground transportation, and aerospace and defense. Rogers operates manufacturing facilities in Connecticut, Arizona, and Illinois in the U.S., in Gent, Belgium, in Suzhou, China, and in Hwasung City, Korea. Sales offices are located in Belgium, Japan, Taiwan, Korea, China, and Singapore.


             Editorial and Investor Contact:
             Edward Joyce
             Phone: 860-779-5705
             Fax: 860-779-5509
             E-mail: edward.joyce@rogerscorporation.com
             Rogers' Web site: www.rogerscorporation.com